EXHIBIT 9
Agreement Relating to Joint Filing of Statement on Schedule 13D
          This will confirm the agreement by and among the undersigned that the Statement on Schedule 13D (the “Statement”) filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, $0.01 par value per share, of Intelligroup, Inc., a New Jersey corporation, is being filed on behalf of the undersigned.
          Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
          This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.
Date: June 16, 2010

SB ASIA INFRASTRUCTURE FUND L.P.

By:	/s/ Ronald D. Fisher

Name:	Ronald D. Fisher
Title:	Director of SB Asia Pacific
Investments Limited, which is
The General Partner of SB
Asia Pacific Partners L.P.
which is the General Partner
of SB Asia Infrastructure Fund L.P.

SB ASIA PACIFIC PARTNERS L.P.

By:	/s/ Ronald D. Fisher

Name:	Ronald D. Fisher
Title:	Director of SB Asia Pacific
Investments Limited, which is
the General Partner of SB
Asia Pacific Partners L.P.

SB ASIA PACIFIC INVESTMENTS LIMITED

By:	/s/ Ronald D. Fisher

Name:	Ronald D. Fisher
Title:	Director

ASIA INFRASTRUCTURE INVESTMENTS LIMITED

By:	/s/ Ronald D. Fisher

Name:	Ronald D. Fisher
Title:	Director

SB FIRST SINGAPORE PTE LTD.

By:	/s/ Joshua O. Lubov

Name:	Joshua O. Lubov
Title:	Director

SOFTBANK CORP.

By:	/s/ Ronald D. Fisher

Name:	Ronald D. Fisher
Title:	Attorney-in-Fact of SOFTBANK Corp.